UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2016 (February 13, 2016)

Everi  Holdings  Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2016,  Everi Holdings Inc. (the “Company”) announced that Michael D. Rumbolz, age 61,  has been appointed to the positions of Interim President and Chief Executive Officer (collectively, “CEO”) of the Company, effective February 13, 2016.  Mr. Rumbolz’s term of office shall be until his resignation, his removal or the appointment of his successor(s). Upon assuming the office of Interim CEO,  Michael D. Rumbolz replaced Ram V. Chary, whose employment with the Company ended on February 13, 2016. Upon the termination of his employment, Mr. Chary was removed from all positions as an officer, director or manager of the Company and its subsidiaries, including the Board of Directors of the Company.

Mr. Rumbolz has served as a member of the Board of Directors of the Company since August 2010. From August 2008 to August 2010, Mr. Rumbolz served as a consultant to the Company advising upon various strategic, product development and customer relations matters. Mr. Rumbolz served as the Chairman and Chief Executive Officer of Cash Systems, Inc., a provider of cash access services to the gaming industry, from January 2005 until August 2008 when the Company acquired Cash Systems, Inc. Mr. Rumbolz is also the former Vice Chairman of the Board of Casino Data Systems, was the President and Chief Executive Officer of Anchor Gaming and the President of Casino Windsor at the time of its opening. He additionally has served as a member and subsequently the Chairman of the Nevada Gaming Control Board, and is the former Chief Deputy Attorney General of the State of Nevada. Mr. Rumbolz currently serves as a member of the Board of Directors of Employers Holdings, Inc. (NYSE: EIG).

Mr. Rumbolz will continue to serve on the Board of Directors of the Company as a Class II director, whose term shall expire at the annual meeting of stockholders to be held in 2016.

In connection with his appointment to the positions of Interim President and Chief Executive Officer, Mr. Rumbolz was awarded an option under the Company’s 2014 Equity Incentive Plan to purchase an aggregate of 465,116 shares of common stock at an exercise price of $2.78 per share, which was the closing price of the Company’s common stock on the New York Stock Exchange on February 12, 2016.  Subject to Mr. Rumbolz’s continued service to the Company as a director, officer, employee or consultant, the shares subject to the option will vest in twenty-four  (24) equal monthly installments, provided that all of the shares subject to the option will vest upon an acquisition of or change in control of the Company during the term of his service to the Company or Mr. Rumbolz’s death or incapacity during the term of his service to the Company. The description of the stock option in this paragraph is qualified in its entirety by reference to the Notice of Grant of Stock Option, a copy of which is attached hereto as Exhibit 10.1.

On February 16, 2016, the Company issued a press release announcing the appointment of Mr. Rumbolz as Interim President and Chief Executive Officer, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Notice of Grant of Stock Option with Michael Rumbolz, dated February 13, 2016

Form of Stock Option Agreement under the 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2014)

99.1	Press Release announcing the appointment of Michael Rumbolz as Interim President and Chief Executive Officer on February 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVERI HOLDINGS INC.

Date: February 16, 2016	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Notice of Grant of Stock Option with Michael Rumbolz, dated February 13, 2016

Form of Stock Option Agreement under the 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2014)

99.1	Press Release announcing the appointment of Michael Rumbolz as Interim President and Chief Executive Officer on February 16, 2016